Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

THIRD QUARTER 2016 RESULTS

➢            3Q16 Reported EPS of $0.98

➢              Adjusted EPS (non-GAAP) of $1.01

➢            3Q16 Net sales increased approx. 3 percent to $1.51 billion

➢              Organic sales growth (non-GAAP) of approx. 3 percent

➢            Repurchased 2.7 million shares (1 mil. net of dilution) and paid $106 million in dividends in the first nine months of 2016

➢            Raised FY16 guidance midpoint for Reported and Adjusted (non-GAAP) EPS by $0.10, due in part to lower tax rate vs. previous expectation

GLENDALE, Calif., October 26, 2016 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its third quarter ended October 1, 2016. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We delivered another solid quarter, with EPS above our expectations,” said Mitch Butier, Avery Dennison president and CEO. “PSM continues to deliver, with strong emerging market growth and ongoing operational excellence worldwide. RBIS is making progress with its business model transformation; however, revenue growth and margin are short of our expectations amidst a challenging retail apparel environment.

“Overall, our outlook has improved for full year earnings per share by ten cents,” Butier added. “The effective execution of our strategies continues to enhance our competitive advantage, while driving profitable growth and improving returns.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Third Quarter 2016 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Third Quarter 2016 Results by Segment

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, and acquisitions and divestitures. Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•    PSM reported sales increased approximately 4 percent; on an organic basis, sales grew approximately 3 percent. Within the segment, sales for the Label and Packaging Materials business grew at a mid-single digit rate on an organic basis. Sales for the combined Graphics and Performance Tapes businesses declined at a low-single digit rate on an organic basis, reflecting an expected program loss in Performance Tapes.

•    Operating margin improved 30 basis points to 12.3 percent as the benefit of productivity initiatives and increased volume more than offset the net impact of price and raw material input costs and unfavorable mix. Adjusted operating margin improved 50 basis points.

Retail Branding and Information Solutions (RBIS)

•                 RBIS reported sales increased 1 percent; on an organic basis, sales grew approximately 2 percent.

•                 Operating margin improved 90 basis points to 7.7 percent primarily due to the benefit of lower restructuring charges. Adjusted operating margin improved 20 basis points as the net savings associated with the business model transformation and higher volume were largely offset by higher employee-related costs.

Vancive Medical Technologies

•                 Sales decline and modest operating loss for the quarter were in line with expectations.

Other

Share Repurchases / Equity Dilution from Long-Term Incentives

During the first nine months of 2016, the company repurchased 2.7 million shares at an aggregate cost of $182 million. Net of dilution, the company reduced its share count by 1.0 million. The cost of repurchases, net of proceeds from stock option exercises, was $118 million.

Income Taxes

The third quarter effective tax rate was approximately 30 percent, comparable to prior year. The adjusted tax rate for the third quarter was approximately 31 percent, as the company now anticipates a full year effective tax rate of approximately 33 percent, comparable to prior year and consistent with the assumption reflected in our guidance of a rate in the low to mid-thirty percent range.

Cost Reduction Actions

In the third quarter, the company realized approximately $21 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $3 million.

Outlook

In its supplemental presentation materials, “Third Quarter 2016 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2016 financial results. Based on the factors listed and other assumptions, the company now expects 2016 earnings per share of $3.50 to $3.55. Excluding an estimated $0.15 per share for restructuring charges and other items, and $0.30 per share for a non-cash charge to settle certain U.S. pension obligations in the second quarter, the company now expects adjusted earnings per share (non-GAAP) of $3.95 to $4.00.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and over 25,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Glendale, California, the company reported sales of $6.0 billion in 2015.  Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; protection and infringement of intellectual property; changes in political conditions; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of economic conditions on underlying demand for our products and foreign currency fluctuations; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2015 Form 10-K, filed on February 24, 2016 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cynthia S. Guenther (626) 304-2204

investorcom@averydennison.com

Third Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

	3Q	3Q	% Change vs. P/Y
	2016	2015	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,123.8	$1,083.7	4%	3%
Retail Branding and Information Solutions	370.9	366.8	1%	2%
Vancive Medical Technologies	14.0	17.6	(20%)	(20%)
Total net sales	$1,508.7	$1,468.1	3%	3%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	3Q	3Q	%	% of Sales		3Q	3Q	%	% of Sales
	2016	2015	Change	2016	2015	2016	2015	Change	2016	2015
Operating income (loss) / operating margins before interest and taxes, by segment:
Pressure-sensitive Materials	$138.7	$130.5		12.3%	12.0%	$141.4	$131.6		12.6%	12.1%
Retail Branding and Information Solutions	28.4	25.1		7.7%	6.8%	29.9	29.0		8.1%	7.9%
Vancive Medical Technologies	(0.9)	(1.2)		(6.4%)	(6.8%)	(0.5)	0.5		(3.6%)	2.8%
Corporate expense	(23.5)	(23.6)				(23.5)	(23.3)
Total operating income before interest and taxes / operating margins	$142.7	$130.8	9%	9.5%	8.9%	$147.3	$137.8	7%	9.8%	9.4%

Interest expense	$14.7	$14.7				$14.7	$14.7

Income from continuing operations before taxes	$128.0	$116.1	10%	8.5%	7.9%	$132.6	$123.1	8%	8.8%	8.4%

Provision for income taxes	$38.9	$34.8				$41.0	$41.8

Income from continuing operations	$89.1	$81.3	10%	5.9%	5.5%	$91.6	$81.3	13%	6.1%	5.5%

Income from discontinued operations (c)	---	$0.4	n/m

Net income	$89.1	$81.7	9%	5.9%	5.6%

Net income per common share, assuming dilution:

Continuing operations	$0.98	$0.87	13%			$1.01	$0.87	16%

Discontinued operations	---	0.01	n/m

Total Company	$0.98	$0.88	11%

						2016	2015

3Q Free Cash Flow from Continuing Operations (d)						$ 95.9	$ 77.6

YTD Free Cash Flow from Continuing Operations (d)						$ 247.7	$ 191.1

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)     Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(b)     Excludes restructuring charges and other items.

(c)     “Income from discontinued operations” relates to the 2013 sale of our former Office and Consumer Products and Designed and Engineered Solutions businesses.

(d)     Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus (minus) free cash outflow (inflow) from discontinued operations. Prior year amounts have been reduced due to a reclassification of certain liquid short-term bank drafts with maturities greater than three months to other current assets.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Oct. 01, 2016	Oct. 03, 2015	Oct. 01, 2016	Oct. 03, 2015

Net sales	$1,508.7	$1,468.1	$4,535.7	$4,512.1

Cost of products sold	1,091.1	1,062.2	3,261.4	3,258.6

Gross profit	417.6	405.9	1,274.3	1,253.5

Marketing, general & administrative expense	270.3	268.1	817.7	841.8

Interest expense	14.7	14.7	45.4	45.3

Other expense, net(1)	4.6	7.0	60.4	49.0

Income from continuing operations before taxes	128.0	116.1	350.8	317.4

Provision for income taxes	38.9	34.8	92.1	99.5

Income from continuing operations	89.1	81.3	258.7	217.9

Income (loss) from discontinued operations	---	0.4	---	(0.6)

Net income	$89.1	$81.7	$258.7	$217.3

Per share amounts:

Net income (loss) per common share, assuming dilution

Continuing operations	$0.98	$0.87	$2.85	$2.35

Discontinued operations	---	0.01	---	(0.01)

Net income per common share, assuming dilution	$0.98	$0.88	$2.85	$2.34

Weighted average number of common shares outstanding, assuming dilution	90.6	93.2	90.9	92.9

(1)              “Other expense, net” for the third quarter of 2016 includes severance and related costs of $1.9, asset impairment and lease cancellation charges of $.7, and transaction costs of $2.

“Other expense, net” for the third quarter of 2015 includes severance and related costs of $4.7, asset impairment and lease cancellation charges of $1.9, loss on sale of product line of $.2, and legal settlement of $.2.

“Other expense, net” for 2016 YTD includes severance and related costs of $10.7, asset impairment and lease cancellation charges of $3.9, loss from settlement of pension obligations of $41.4, transaction costs of $4.1, and loss on sale of asset of $.3.

“Other expense, net” for 2015 YTD includes severance and related costs of $35, asset impairment and lease cancellation charges of $5.5, and loss on sale of product line and related exit costs of $10.5, partially offset by gain on sale of asset of $1.7 and legal settlements of $.3.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Oct. 01, 2016	Oct. 03, 2015

Current assets:
Cash and cash equivalents	$ 189.4	$ 143.8
Trade accounts receivable, net	1,069.7	999.0
Inventories, net	565.3	512.4
Assets held for sale	5.9	---
Other current assets	183.3	260.8

Total current assets	2,013.6	1,916.0

Property, plant and equipment, net	905.4	840.6
Goodwill	821.6	690.7
Other intangibles resulting from business acquisitions, net	70.9	50.7
Non-current deferred income taxes	390.7	304.5
Other assets	398.2	433.9

	$ 4,600.4	$ 4,236.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$ 587.6	$ 85.1
Accounts payable	866.7	840.4
Other current liabilities	601.8	539.2

Total current liabilities	2,056.1	1,464.7

Long-term debt and capital leases	713.0	963.9
Other long-term liabilities	788.9	755.6
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	843.1	825.5
Retained earnings	2,444.1	2,244.3
Treasury stock at cost	(1,699.9)	(1,483.5)
Accumulated other comprehensive loss	(669.0)	(658.2)

Total shareholders’ equity	1,042.4	1,052.2

	$ 4,600.4	$ 4,236.4

Certain prior period amounts have been revised to reflect the impact of certain adjustments.

In the fourth quarter of 2015, we elected to adopt the provisions of Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs, earlier than required. This ASU requires that debt issuance costs related to a recognized debt liability be classified as a direct deduction from the carrying amount of that debt liability instead of being recorded separately in other assets. The new guidance was applied on a retrospective basis and prior period amounts have been reclassified to conform to the current year presentation.

In the fourth quarter of 2015, we also elected to adopt the provisions of ASU 2015-17, Balance Sheet Classification of Deferred Taxes, earlier than required. This ASU requires that all deferred tax assets and liabilities for each jurisdiction, along with any related valuation allowances, be classified as noncurrent on the balance sheet. As permitted by this ASU, prior periods have not been retrospectively adjusted.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Nine Months Ended

	Oct. 01, 2016	Oct. 03, 2015

Operating Activities:

Net income	$ 258.7	$ 217.3

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	88.8	95.3

Amortization	46.7	47.5

Provision for doubtful accounts and sales returns	33.8	36.6

Net losses from asset impairments and sales/disposals of assets	3.8	10.9

Stock-based compensation	20.1	18.4

Loss from settlement of pension obligations	41.4	---

Other non-cash expense and loss	34.7	38.9

Changes in assets and liabilities and other adjustments	(162.3)	(182.7)

Net cash provided by operating activities	365.7	282.2

Investing Activities:

Purchases of property, plant and equipment	(104.9)	(89.6)

Purchases of software and other deferred charges	(16.6)	(9.0)

Proceeds from sales of property, plant and equipment	4.3	7.1

Purchases of investments, net	(0.8)	(0.2)

Payments for acquisitions, net of cash acquired	(227.5)	---

Other	---	1.5

Net cash used in investing activities	(345.5)	(90.2)

Financing Activities:

Net increase (decrease) in borrowings (maturities of 3 months or less)	242.0	(109.8)

Payments of debt (maturities greater than 3 months)	(1.9)	(6.2)

Dividends paid	(106.2)	(99.6)

Share repurchases	(181.5)	(108.5)

Proceeds from exercises of stock options, net	63.4	78.4

Other	(4.4)	(1.2)

Net cash provided by (used in) financing activities	11.4	(246.9)

Effect of foreign currency translation on cash balances	(1.0)	(8.5)

Increase (decrease) in cash and cash equivalents	30.6	(63.4)

Cash and cash equivalents, beginning of year	158.8	207.2

Cash and cash equivalents, end of period	$ 189.4	$ 143.8

Certain prior period amounts have been revised to reflect the impact of certain adjustments.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring charges, asset impairments, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.  The estimated impact of currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.  We believe that organic sales change assists investors in evaluating the sales growth from the ongoing activities of our businesses and provides improved comparability of our results from period to period.

Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring charges and other items, as a percentage of sales.

Adjusted tax rate refers to our anticipated full-year GAAP tax rate using the most likely scenario in a range of estimated tax rates for the year. This range includes various items such as the impact of the discrete rates applicable to the adjustments we make in calculating our adjusted non-GAAP earnings, changes in uncertain tax positions and our repatriation assertions on unremitted earnings, and other items that may impact our full-year GAAP tax rate.

Adjusted income from continuing operations refers to reported income from continuing operations tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

We believe that adjusted operating margin, adjusted income from continuing operations, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus (minus) free cash outflow (inflow) from discontinued operations. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Oct. 01, 2016	Oct. 03, 2015	Oct. 01, 2016	Oct. 03, 2015

Reconciliation from GAAP to non-GAAP Operating Margins:
Net sales	$1,508.7	$1,468.1	$4,535.7	$4,512.1
Income from continuing operations before taxes	$128.0	$116.1	$350.8	$317.4
Income from continuing operations before taxes as a percentage of sales	8.5%	7.9%	7.7%	7.0%
Adjustment:
Interest expense	$14.7	$14.7	$45.4	$45.3
Operating income from continuing operations before interest expense and taxes	$142.7	$130.8	$396.2	$362.7
Operating Margins	9.5%	8.9%	8.7%	8.0%
As reported income from continuing operations before taxes	$128.0	$116.1	$350.8	$317.4
Adjustments(1)	N/A	N/A	N/A	(1.0)
Previously reported income from continuing operations before taxes	N/A	N/A	N/A	316.4
Adjustments:
Restructuring charges:
Severance and related costs	1.9	4.7	10.7	35.0
Asset impairment and lease cancellation charges	0.7	1.9	3.9	5.5
Loss from settlement of pension obligations	---	---	41.4	---
Other items(2)	2.0	0.4	4.4	8.5
Interest expense	14.7	14.7	45.4	45.3
Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$147.3	$137.8	$456.6	$410.7
Adjusted Operating Margins (non-GAAP)	9.8%	9.4%	10.1%	9.1%

Reconciliation from GAAP to Non-GAAP Income from Continuing Operations:
As reported income from continuing operations	$89.1	$81.3	$258.7	$217.9
Adjustments(1)	N/A	N/A	N/A	(0.6)
Previously reported income from continuing operations	N/A	N/A	N/A	217.3
Adjustments:
Restructuring charges	2.6	6.6	14.6	40.5
Loss from settlement of pension obligations	---	---	41.4	---
Other items(2)	2.0	0.4	4.4	8.5
Tax effect of pre-tax adjustments and impact of adjusted tax rate(3)	(2.1)	(7.0)	(43.6)	(25.1)
Adjusted Income from Continuing Operations (non-GAAP)	$91.6	$81.3	$275.5	$241.2

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Oct. 01, 2016	Oct. 03, 2015	Oct. 01, 2016	Oct. 03, 2015

Reconciliation from GAAP to Non-GAAP Income per Common Share from Continuing Operations:

As reported income per common share from continuing operations, assuming dilution	$0.98	$0.87	$2.85	$2.35

Adjustments(1)	N/A	N/A	N/A	(0.01)

Previously reported income per common share from continuing operations, assuming dilution	N/A	N/A	N/A	2.34

Adjustments per common share, net of tax:

Restructuring charges, loss from settlement of pension obligations, and other items(3)	0.03	---	0.18	0.26

Adjusted Income per Common Share from Continuing Operations, assuming dilution (non-GAAP)	$1.01	$0.87	$3.03	$2.60

Weighted average number of common shares outstanding, assuming dilution	90.6	93.2	90.9	92.9

(1)            GAAP adjustment for 2015 reflects the previously disclosed impact of the third quarter 2015 revision to certain of the Company’s benefit plan balances, which had an immaterial impact to the non-GAAP amounts.

(2)            Includes loss on sale of product line and related exit costs, transaction costs, gain/loss on sale of assets, and legal settlements.

(3)            The adjusted tax rate was 31% and 33% for the three and nine months ended Oct. 1, 2016, respectively, and 34% for the three and nine months ended Oct. 3, 2015.

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Oct. 01, 2016	Oct. 03, 2015 (1)	Oct. 01, 2016	Oct. 03, 2015 (1)
Reconciliation of Free Cash Flow:

Net cash provided by operating activities(1)	$149.7	$111.8	$365.7	$282.2

Purchases of property, plant and equipment	(43.6)	(33.2)	(104.9)	(89.6)

Purchases of software and other deferred charges	(10.5)	(5.0)	(16.6)	(9.0)

Proceeds from sales of property, plant and equipment	1.1	4.3	4.3	7.1

(Purchases) sales of investments, net	(0.8)	0.1	(0.8)	(0.2)

Plus: free cash (inflow) outflow from discontinued operations	---	(0.4)	---	0.6

Free Cash Flow - Continuing Operations (non-GAAP)	$95.9	$77.6	$247.7	$191.1

(1)Prior year amounts have been reduced due to a reclassification of certain liquid short-term bank drafts with maturities greater than three months to other current assets.

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

 (In millions, except %)

(UNAUDITED)

	Third Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2016	2015	2016(1)	2015(2)	2016		2015

Pressure-sensitive Materials	$1,123.8	$1,083.7	$138.7	$130.5	12.3%		12.0%
Retail Branding and Information Solutions	370.9	366.8	28.4	25.1	7.7%		6.8%
Vancive Medical Technologies	14.0	17.6	(0.9)	(1.2)	(6.4%)		(6.8%)
Corporate Expense	N/A	N/A	(23.5)	(23.6)	N	/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,508.7	$1,468.1	$142.7	$130.8	9.5%		8.9%

(1) Operating income for the third quarter of 2016 includes severance and related costs of $1.9, asset impairment and lease cancellation charges of $.7, and transaction costs of $2. Of the total $4.6, the Pressure-sensitive Materials segment recorded $2.7, the Retail Branding and Information Solutions segment recorded $1.5, and the Vancive Medical Technologies segment recorded $.4.

(2) Operating income for the third quarter of 2015 includes severance and related costs of $4.7, asset impairment and lease cancellation charges of $1.9, loss on sale of product line of $.2, and legal settlement of $.2. Of the total $7, the Pressure-sensitive Materials segment recorded $1.1, the Retail Branding and Information Solutions segment recorded $3.9, the Vancive Medical Technologies segment recorded $1.7, and Corporate recorded $.3.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2016	2015	2016	2015
Pressure-sensitive Materials
Operating income and margins, as reported	$138.7	$130.5	12.3%	12.0%
Adjustments:
Restructuring charges:
Severance and related costs	0.6	1.1	0.1%	0.1%
Asset impairment charges	0.1	---	---	---
Transaction costs	2.0	---	0.2%	---
Adjusted operating income and margins (non-GAAP)	$141.4	$131.6	12.6%	12.1%

Retail Branding and Information Solutions
Operating income and margins, as reported	$28.4	$25.1	7.7%	6.8%
Adjustments:
Restructuring charges:
Severance and related costs	1.3	3.5	0.3%	0.9%
Lease cancellation charges	0.2	0.2	0.1%	0.1%
Loss on sale of product line	---	0.2	---	0.1%
Adjusted operating income and margins (non-GAAP)	$29.9	$29.0	8.1%	7.9%

Vancive Medical Technologies
Operating loss and margins, as reported	$(0.9)	$(1.2)	(6.4%)	(6.8%)
Adjustment:
Restructuring charges:
Asset impairment and lease cancellation charges	0.4	1.7	2.8%	9.6%
Adjusted operating (loss) income and margins (non-GAAP)	$(0.5)	$0.5	(3.6%)	2.8%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Nine Months Year-to-Date

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2016	2015	2016(1)	2015(2)	2016	2015

Pressure-sensitive Materials	$3,360.9	$3,318.4	$425.6	$383.2	12.7%	11.5%
Retail Branding and Information Solutions	1,127.0	1,138.7	82.8	54.3	7.3%	4.8%
Vancive Medical Technologies	47.8	55.0	(0.2)	(4.7)	(0.4%)	(8.5%)
Corporate Expense	N/A	N/A	(112.0)	(70.1)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$4,535.7	$4,512.1	$396.2	$362.7	8.7%	8.0%

(1) Operating income for 2016 includes severance and related costs of $10.7, asset impairment and lease cancellation charges of $3.9, loss from settlement of pension obligations of $41.4, transaction costs of $4.1, and loss on sale of asset of $.3. Of the total $60.4, the Pressure-sensitive Materials segment recorded $11.2, the Retail Branding and Information Solutions segment recorded $7.3, the Vancive Medical Technologies segment recorded $.5, and Corporate recorded $41.4.

(2) Operating income for 2015 includes severance and related costs of $35, asset impairment and lease cancellation charges of $5.5, and loss on sale of product line and related exit costs of $10.5, partially offset by gain on sale of asset of $1.7 and legal settlements of $.3. Of the total $49, the Pressure-sensitive Materials segment recorded $13.8, the Retail Branding and Information Solutions segment recorded $29.4, the Vancive Medical Technologies segment recorded $3.4, and Corporate recorded $2.4.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2016	2015	2016	2015
Pressure-sensitive Materials
Operating income and margins, as reported	$425.6	$383.2	12.7%	11.5%
Adjustments:
Restructuring charges:
Severance and related costs	5.0	12.4	0.1%	0.4%
Asset impairment charges	2.5	3.1	0.1%	0.1%
Transaction costs	3.7	---	0.1%	---
Gain on sale of asset	---	(1.7)	---	---
Adjusted operating income and margins (non-GAAP)	$436.8	$397.0	13.0%	12.0%

Retail Branding and Information Solutions
Operating income and margins, as reported	$82.8	$54.3	7.3%	4.8%
Adjustments:
Restructuring charges:
Severance and related costs	5.6	18.7	0.6%	1.6%
Asset impairment and lease cancellation charges	1.0	0.7	0.1%	0.1%
Loss on sale of asset	0.3	---	---	---
Loss on sale of product line and related transaction and exit costs	0.4	10.5	---	0.9%
Legal settlement	---	(0.5)	---	---
Adjusted operating income and margins (non-GAAP)	$90.1	$83.7	8.0%	7.4%

Vancive Medical Technologies
Operating loss and margins, as reported	$(0.2)	$(4.7)	(0.4%)	(8.5%)
Adjustment:
Restructuring charges:
Severance and related costs	0.1	1.7	0.2%	3.1%
Asset impairment and lease cancellation charges	0.4	1.7	0.8%	3.0%
Adjusted operating income (loss) and margins (non-GAAP)	$0.3	$(1.3)	0.6%	(2.4%)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Third Quarter 2016
	Total Company	Pressure- sensitive Materials	Retail Branding and Information Solutions	Vancive Medical Technologies
Reconciliation of GAAP to non-GAAP sales change
Reported sales change	3%	4%	1%	(20%)
Foreign currency translation	2%	2%	1%	---
Acquisitions	(2%)	(2%)	---	---

Organic sales change (non-GAAP)(1)	3%	3%	2%	(20%)

(1) Totals may not sum due to rounding.

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